UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/18/2007

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

Wells Fargo Bank, National Association ("Wells Fargo"), has resigned as trustee, paying agent and registrar under (1) the Indenture for 2% Senior Subordinated Convertible Debentures due 2023, dated as of June 18, 2003, by and between CV Therapeutics, Inc. (the "Company") and Wells Fargo, as trustee (the "2003 Indenture"), (2) the Indenture for 2.75% Senior Subordinated Convertible Notes due 2012, dated as of May 18, 2004, by and between the Company and Wells Fargo, as trustee (the "2004 Indenture"), (3) the Indenture for 3.25% Senior Subordinated Convertible Notes due 2013, dated as of July 1, 2005, by and between the Company and Wells Fargo, as trustee (the "2005 Indenture" and together with the 2003 Indenture and the 2004 Indenture, the "Indentures"). In addition, Wells Fargo has resigned as escrow agent under the Pledge and Escrow Agreement, dated as of July 1, 2005, by and between the Company and Wells Fargo, as escrow agent (the "Pledge Agreement"). Wells Fargo continues to serve as the Company's transfer agent and inspector of elections, as well as provide other services to the Company. The Company has appointed U.S. Bank National Association ("U.S. Bank") as successor trustee, paying agent and registrar under the Indentures and as successor escrow agent under the Pledge Agreement, and U.S. Bank has accepted these appointments. The agreement by which the Company has appointed U.S. Bank as successor trustee, paying agent and registrar under the Indentures and as successor escrow agent under the Pledge Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

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Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1         Instrument of Resignation, Appointment and Acceptance, dated as of September 18, 2007, by and among CV Therapeutics, Inc., U.S. Bank National Association and Wells Fargo Bank, National Association.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: September 20, 2007	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Instrument of Resignation, Appointment and Acceptance, dated as of September 18, 2007, by and among CV Therapeutics, Inc., U.S. Bank National Association and Wells Fargo Bank, National Association.